Exhibit 5.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000 DES MOINES, IOWA 50309-2510	Bruce Graves Steven C. Schoenebaum Harold N. Schneebeck	James L. Pray Brenton D. Soderstrum Michael D. Treinen	Dustin D. Smith Alexander M. Johnson Rebecca A. Brommel	Patents and Trademarks G. Brian Pingel Camille L. Urban
TELEPHONE: (515) 242-2400 FACSIMILE: (515) 283-0231	Paul D. Hietbrink William C. Brown Richard K. Updegraff Paul E. Carey Douglas E. Gross	Scott L. Long Ronni F. Begleiter Miranda L. Hughes Kelly D. Hamborg William E. Hanigan	Mark E. Roth Tina R. Thompson Catherine C. Cownie Laura N. Martino Amy R. Piepmeier	Adam W. Jones
URL: www.ialawyers.com	John D. Hunter James H. Gilliam Robert D. Andeweg Alice Eastman Helle Michael R. Blaser Thomas D. Johnson	Mary A. Ericson Michael J. Green Michael A. Dee Danielle Dixon Smid Brian P. Rickert Valerie D. Bandstra	Elizabeth A. Coonan Britney L. Schnathorst Sara L. Keenan Rebecca A. Reisinger Leanna Daniels Whipple Justin T. Lange	Of Counsel: Richard W. Baskerville
Offices in:	Christopher R. Sackett	Ann Holden Kendell	Kevin J. Howe	Walter R. Brown (1921-2000)
West Des Moines, Iowa	Sean P. Moore	James S. Niblock	Samantha S. Hartman
Pella, Iowa	Nancy S. Boyd	Brian M. Green	Judd W. Vande Voort

WRITER’S DIRECT DIAL NO.
(515) 242-2477
WRITER’S DIRECT FAX NO.
(515) 323-8577
WRITER’S E-MAIL ADDRESS
hughes@ialawyers.com
[Effective Date of the Registration Statement], 2006
Board of Directors
Cardinal Ethanol, LLC
2 OMCO Square, Suite 201
Winchester, IN 47394
Re: 2006 Registration Statement on Form SB-2
Dear Directors:
In connection with the proposed offer and sale of up to Sixteen Thousand Four Hundred (16,400) units of the membership interests (the “Membership Units”) of Cardinal Ethanol, LLC (the “Company”), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and company records:
1.	The Company’s Articles of Organization;

2.	The Company’s Second Amended and Restated Operating Agreement;

3.	The Company’s resolutions of the Board of Directors authorizing the issuance of units; and

4.	The Company’s Registration Statement on Form SB-2, as filed by the Company on February 10, 2006 with the United States Securities and Exchange Commission, together with all pre-effective amendments thereto.
In rendering our opinions we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials and from members and other representatives of the Company as

[Effective Date of the Registration Statement], 2006

we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.
We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law.
The opinions expressed herein shall be effective as of the date of effectiveness of the Company’s registration statement. The opinions set forth herein are based upon existing law and regulations, including laws of the State of Indiana, including the statutory provisions, all applicable provisions of the Indiana Constitution, and reported judicial decisions interpreting these laws, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.
Based on our examination and inquiry, we are of the opinion that, upon effectiveness of the Registration Statement, and when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), the Membership Units will be legally issued, fully paid and non-assessable.
We consent to the discussion in the Registration Statement of this opinion and the reference to our firm and the filing of this opinion as an exhibit to the registration statement.

Sincerely,

Miranda L. Hughes